SITEK AND SUBSIDIARIES

                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made effective as of April 5, 1999 by and between SITEK, Inc., a Delaware corporation ("Employer"), and Gloria Zemla, an individual ( "Executive Employee"). A position may be occupied by Executive Employee in SITEK or any of its wholly owned subsidiaries ("Subsidiary"). This agreement is also binding for any Subsidiary to which Executive Employee is assigned by the CEO of SITEK.

         Executive Employee is to be employed by Employer pursuant to the terms of this Agreement and the parties wish to define the nature and terms and conditions of their relationship. Therefore, in consideration of the mutual promises, acknowledgments and representations herein, the parties agree as follows:

         1. EMPLOYMENT AND DUTIES. Executive Employee will work exclusively and on a full-time basis for Employer and shall devote his/her best efforts to accomplishing the goals and objectives established by SITEK's Chief Executive Officer ("CEO") and reviewed by the SITEK Board of Directors (the "Board"). Unless excused by the CEO, failure to accomplish the goals, objectives and appropriate business standards established by the CEO shall be deemed a breach of this Agreement by Executive Employee. Executive Employee's title shall be CHIEF FINANCIAL OFFICER (CFO") AND VICE PRESIDENT, in which capacity Executive Employee shall have general responsibility for this position subject to the direction and control of the CEO. On certain matters, commensurate with accepted standard business practice, the CFO shall report from time to time to the Board after consultation with the CEO. Executive Employee's title and duties may be changed from time to time in the CEO's discretion and with Board approval.

         2. TERM. Employment under this Agreement shall commence on the effective date and shall continue for a period of three years, unless earlier terminated as set forth in Section 5 below. Thereafter, this Agreement shall automatically renew for additional one-year terms unless either party gives the other written notice of non-renewal at least 30 days prior to the expiration of the initial term or any renewal term.

         3. COMPENSATION.

         (a) BASE SALARY. Employer agrees to pay Executive Employee a base salary, before deducting all applicable withholdings, at the rate of $125,000 per year, which shall be payable in accordance with Employer's standard payroll policies as they may be revised from time to time. Employer shall consider increases in the annual rate of pay to be effective on Executive Employee's anniversary date of each year, commencing on the anniversary date in the year 2000.

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         (b)  INCENTIVE   BONUS.   Executive   Employee  shall  be  entitled  to
participate in a bonus plan for Employer executives. By meeting specific objectives established by the CEO, Executive Employee may be able to earn, in addition to his/her base salary, an incentive bonus of up to 40% of Executive
Employee's  base  salary  per  year  based  one-half  on  Executive   Employee's
individual performance, (as evaluated by the CEO) and one half on achieving budgeted pre-tax income goals for the company. This incentive bonus will be paid on an annual basis not later than March 31 of each following year.

         (c) STOCK OPTIONS. Executive Employee may also be entitled to receive options to acquire 150,000 shares of the Common Stock of Employer at the fair market value of such Common Stock at the time of grant as established by the Board. This entitlement shall be tied to and based upon the market performance of the Employer's stock or by the Board. The options will be granted from an option plan maintained by Employer and will be subject to Employer's standard terms of grant. The options will vest over a period of three years from the date of grant of the options.

         (d) AUTO ALLOWANCE. Executive Employee is entitled to an automobile allowance of $650 per month (after withholding), paid on the last day of the month as a payroll item. Payment of the Auto Allowance shall begin on condition of cash availability.

         4. BENEFITS. In addition to the compensation described above, while Executive Employee is employed, Employer shall provide Executive Employee the benefits described in this section. All benefits shall terminate upon expiration or termination of this Agreement and unused benefits shall have no cash value and shall not be compensated to the Executive Employee upon termination or expiration of this agreement.

         (a) HEALTH AND MEDICAL INSURANCE. Employer shall pay for and provide Executive Employee with the same type of health, medical, dental and vision insurance as is provided from time to time to all of the Employer's Executive Employees.

         (b) LIFE AND DISABILITY INSURANCE. Employer will purchase a term life insurance policy for Executive Employee in an amount equal to three times Executive Employee's annual income provided Executive Employee meets all the usual and customary qualifying criteria established by Executive Employee's life insurance provider. In addition to any disability income available from the Arizona Worker's Compensation Fund, Employer shall also purchase a long-term disability insurance policy for Executive Employee that will provide a disability benefit to Executive Employee equal to one-half of Executive Employee's annual income. Executive Employee shall be subject to all exclusions, limitations and restrictions contained in the life and disability policies provided and Employer shall not be a guarantor of any benefits available under these policies.

         (c) PAID TIME OFF. Executive Employee shall have a reasonable amount of paid time off provided that Executive Employee's absence does not, in the CEO's sole discretion, interfere with Executive Employee's ability to accomplish the duties of Executive Employee's position or the goals and objectives established by the CEO. Should this occur, the CEO has the authority to limit Executive Employee's paid time off.

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         (d) EXPENSE REIMBURSEMENT.  Employer shall, upon receipt of appropriate documentation, reimburse Executive Employee for his/her reasonable travel, lodging and other ordinary and necessary business expenses consistent with Employer's policies as in effect from time to time. Transportation reimbursement shall be limited to coach fairs and standard room rates with any travel bonus miles accruing to Executive Employee.

         (e) 401K PROGRAM. When such plan becomes available, Executive Employee will be eligible to participate in Employer's 401K retirement program under the same terms as those applicable to Employer's other Executive Employees.

         (f) SABBATICAL LEAVE. Following five years of continuous employment, Executive Employee may be eligible to take up to six months of paid time off to pursue charitable, educational, or community service opportunities or worthy activities. Sabbatical leaves are not to be considered an extended vacation. All requests for sabbatical leave must be approved six months in advance by the CEO. Sabbatical leave is expressly conditioned upon the Executive Employee's ability to demonstrate that his/her absence will not have an unreasonably negative effect upon Executive Employee's position, company or division.

         5. TERMINATION. Employer may terminate this Agreement at any time in the manner provided herein. Executive Employee may terminate this Agreement at any time upon delivery of thirty days written notice. Termination of this Agreement shall terminate completely Executive Employee's employment with Employer.

         (a) NOTICE OF NON-RENEWAL. Notice of non-renewal shall be given in writing at least 30 days prior to expiration of the then current term, in which case, this Agreement shall not be automatically renewed and shall terminate upon expiration of the then current term.

         (b) FOR CAUSE. Employer may terminate this Agreement for cause upon written notice to the Executive Employee stating the facts constituting such cause.  If  Executive  Employee  is  terminated  for  cause,  Employer  shall be obligated to pay the Executive Employee base salary at the current rate due him/her through the date of termination. For purposes of this section, "cause" shall include: (1) neglect of duties; (2) failure to abide by the instructions or policies established by the CEO or the Board; (3) Executive Employee's breach of this Agreement, including failure (without excuse) to accomplish the reasonable goals and objectives of the CEO; (4) the filing of bankruptcy proceedings by or against Executive Employee; (5) breach by Executive Employee of any other material obligation to Employer; (6) the appropriation (or attempted appropriation) of a material business opportunity of Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Employer; (7) the misappropriation (or attempted misappropriation) of any of Employer's funds or property; (8) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, or any other crime with respect to which imprisonment is a possible punishment; or (9) refusal to take or failure to pass a drug or alcohol test as required by Employer's policies.

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         (c) WITHOUT  CAUSE.  Employer may terminate  this Agreement at any time immediately, without cause, by giving written notice to Executive Employee. Within seventy-two hours of termination without cause, Employer shall pay to Executive Employee the base salary due him/her through the date of termination plus an amount equal to base salary for ninety (90) days or the remaining term of the Agreement, whichever is longer, less applicable withholdings. At his/her
discretion,   subject  to  Board  approval,   the  CEO  may  provide  additional
compensation or benefits upon termination without cause.

         (d) DISABILITY. If during the term of this Agreement, Executive Employee fails to perform his/her duties hereunder because of illness or other incapacity for a period of 30 consecutive days or for 60 days within any 180-day period, Employer shall have the right to terminate this Agreement without further obligation hereunder except for any amounts payable pursuant to disability plans generally applicable to Employer's Executive Employees.

         (e) DEATH. If the Executive Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and the Executive
Employee's legal representatives shall be entitled to receive the base salary due the Executive Employee through the end of the month in which death occurs, and any other death benefits generally applicable to Executive Employees.

         6. NONDISCLOSURE OF PROPRIETARY INFORMATION. The Employer invents, develops, manufactures and markets processes and products that involve experimental or inventive work. The Employer's success depends upon the protection of these processes and products by patent or by secrecy. The Executive Employee may have, access to the Employer's "Proprietary Information." Access to this Proprietary Information is given to the Executive Employee only if the Executive Employee agrees to keep that information secret as follows:

         (a)  "Proprietary  Information"  shall mean:  (1.) any and all methods, inventions, improvements, information, data or discoveries, whether or not patentable, that are secret, proprietary, confidential or generally undisclosed, (including information originated or provided by the Executive Employee) in any area of knowledge, including information concerning trade secrets, processes, software, products, patents, inventions, formulae, apparatus, techniques, technical data, improvements, specifications, servicing, attributes and relative attributes relating to any of the Employer's equipment, devices, processes or products; and (2.) the identities of the Employer's customers and potential customers ("Customers") including Customers the Executive Employee successfully cultivates or maintains during his/her Engagement using the Employer's products, name or infrastructure; the identities of contact persons at Customers; the preferences, likes, dislikes and technical and other requirements of Customers and contact persons with respect to product types, pricing, sales calls, timing, sales terms, rental terms, lease, terms, service plans, and other marketing terms and techniques; the Employer's business methods, practices, strategies, forecasts, know-how, pricing, and marketing plans and techniques; the identity

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of key accounts;  the identity of potential key accounts;  and the identities of the Employer's key customer representatives and Executive Employees. Proprietary Information shall not be deemed to include (1.) information that was known to the Executive Employee on a non-confidential basis prior to the Engagement with the Employer of this Agreement or (2.) information that is or hereafter becomes known to the general public without a breach or fault on the part of the Executive Employee.

         (b) The Executive Employee acknowledges that the Employer has exclusive property rights to all Proprietary Information and the Executive Employee hereby assigns all rights he/she might otherwise possess in any Proprietary Information to the Employer. Except as required in the performance of the duties of his/her employment with the Employer, the Executive Employee will not at any time during or after the term of his/her Engagement, without the prior written consent of the Employer, directly or indirectly use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise put in the public domain, any Proprietary Information or any other information of a secret, proprietary, confidential or general undisclosed nature relating to the Employer, its products, Customers, processes or services, including information relating to testing, research, development, manufacturing, marketing or selling.

         (c) All documents, records, notebooks, notes, memoranda, data bases, and similar repositories containing Proprietary Information made or compiled by the Executive Employee at any time, including any and all copies thereof, are and shall be the property of the Employer, shall be held by him/her in trust solely for the benefit of the Employer, and shall be delivered to the Employer by him/her on the termination of his/her employment or at any other time upon the request of the Employer.

         (d) The Executive Employee agrees to certify in writing at or before final termination of the employment that the Executive Employee no longer has in the Executive Employee's possession, custody or control any copies of any business documents generated at or relating to the Employer nor any Proprietary Information, whether in hard copy, on a computer's hard drive, on disks or in any other form or media.

         (e) All information regarding the Employer's business disclosed to, learned by or developed by the Executive Employee during the course of the employment shall be presumed to be Proprietary Information.

         (f) The Executive Employee agrees to provide notification, at the start of any new engagement or employment, to all subsequent employers or contracting parties who are involved in any way in the semiconductor industry or are otherwise Employer's competitors, of the terms and conditions of this Agreement, along with a copy of this Agreement.

         7. INVENTIONS.

         (a) For purposes of this, the term "Inventions" shall mean discoveries, concepts, and ideas, whether patentable or not, including improvements, know-how, data, processes, methods, formulae, and techniques, concerning any

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past,  present or prospective  Employer  activities that the Executive  Employee makes,  discovers  or  conceives  (whether  or not  during  the hours of his/her
Engagement  or  with  the  use  of  the  Employer's  facilities,   materials  or
personnel), either solely or jointly with others during employment by the Employer and, if based on or related to Proprietary Information, at any time after termination of such employment. All Inventions shall be solely the property of the Employer and the Executive Employee agrees to perform the requirements of this Section with respect thereto without the payment by the Employer of any royalty or any consideration other than as provided in this Agreement.

         (b) The Executive Employee shall maintain written notebooks in which he shall set forth on a current basis information as to all Inventions describing in detail the procedures employed and the results achieved as well as information as to any studies or research projects undertaken on the Employer's behalf, whether or not in the Executive Employee's opinion a given project has resulted in an Invention. The written notebooks shall at all times be the property of the Employer and shall be surrendered to the Employer upon termination of employment or upon request of the Employer.

         (c) The Executive Employee shall apply, at the Employer's request and expense, for United States and foreign letters patent either in the Executive Employee's name or otherwise as the Employer shall desire.

         (d) The Executive Employee hereby assigns to the Employer all rights to Inventions, and to applications for United States and/or foreign letters patent and to United States and/or foreign letters patent granted upon Inventions.

         (e) The Executive Employee shall acknowledge and deliver promptly to the Employer without charge to the Employer but at its expense such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Executive Employee's inventorship, as may be necessary in the opinion of the Employer to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent relating to the Inventions and to vest the entire right and title thereto in the Employer or its nominee.

         (f) The Executive Employee's obligation to assist the Employer in obtaining and enforcing patents for Inventions in any and all countries shall continue beyond employment but the Employer shall compensate Executive Employee at a reasonable rate for time actually spent at the Employer's request on such assistance. If the Employer is unable for any reason whatsoever to secure the Executive Employee's signature to any lawful and necessary document required to apply for or execute any patent application with respect to any Inventions, including renewals, extensions, continuations, division or continuations in part thereof, the Executive Employee hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents, as his/her agents and attorneys-in-fact to act for and in his/her behalf and instead of the Executive Employee, to execute and file any application and to do all other lawful permitted acts to further the prosecution and issuance of patents with the same legal force and effect as if executed by the Executive Employee.

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         (g) As a matter of record the  Executive  Employee  has  identified  on
Exhibit A attached hereto all inventions or improvements relevant to the activity of the Employer which have been made or conceived or first reduced to practice by the Executive Employee alone or jointly with others prior to his/her Engagement by the Employer, that he desires to remove from the operation of this and the Executive Employee covenants that such list is complete. If there is no such list or if no Exhibit A is attached, the Executive Employee represents that he has made no such inventions and improvements at the time of signing this Agreement.

         (h) The Executive Employee will not assert any rights under any inventions, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him/her prior to his/her being engaged by the Employer or during the term of his/her Engagement if based on or otherwise related to Proprietary Information.

         8. SHOP RIGHTS. The Employer shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Inventions as defined in Section 7 but which are conceived or made by the Executive Employee during the period he is engaged by the Employer or with the use or assistance of the Employer's facilities, materials or personnel.

         9. NON-SOLICITATION OF CUSTOMERS OR EMPLOYEES OF EMPLOYER.

         (a) For a period of one year after termination of this Agreement, the Executive Employee agrees not to solicit or call on any third party or entity, any customer or potential customer of the Employer whom the Executive Employee solicited or called on during the one year period immediately prior to the termination of his/her employment, or such customers or potential customers with which he/she became acquainted or of which he/she learned during his/her last year of employment unless the products or service represented do not compete with any of the products or services manufactured, assembled, distributed, offered or sold by the Employer.

         (b) During the term of this Agreement and for a period of one year after termination this Agreement, Executive Employee will not solicit any of the Employer's Employees for a competing business or otherwise induce or attempt to induce such Employees to terminate their employment with the Employer.

         10. EXCLUSIVE ENGAGEMENT. During the period of this Agreement, Executive Employee shall not, without the CEO's express written consent, engage in any employment, consulting activity or business other than for the Employer. Activity as a passive investor in or outside director for another business

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enterprise  shall not be  considered  a violation of this section for so long as such business enterprise is not competing or conducting business with the Employer and so long as such activities do not adversely impact the performance of Executive Employee's duties to the Employer.

         11. NON-COMPETE. The parties acknowledge that the Executive Employee has acquired or will acquire much knowledge and information concerning the Employer's business and Customers as the result of the Executive Employee's employment. The parties further acknowledge that the scope of business in which the Employer is engaged is worldwide and very competitive, that such business is one in which few companies can compete successfully, and that competition by the Executive Employee in that business would injure the Employer severely. Accordingly, Executive Employee agrees that during his/her employment and for a period of one year following the end of the employment, Executive Employee will not take any of the following actions within 1,500 miles of the Executive Employee's principal office location, or, in the event Executive Employee had an assigned territory, in the territory or territories Executive Employee worked in on behalf of Employer:

         (a) Directly or indirectly, sell or attempt to sell products or services for or on behalf of any business that manufactures, assembles, distributes, offers or sells any products or services that compete with any services or products then manufactured, assembled, distributed, offered or sold by the Employer;

         (b) Persuade or attempt to persuade any potential customer or client to which the Employer has made a proposal or sale, or with which the Employer has been having discussions, not to transact business with the Employer, or instead to transact business with Executive Employee, another person or organization;

         (c) Solicit the business of any company that has been a customer or client of the Employer at any time during the Executive Employee's employment, provided, however, if the Executive Employee becomes employed by or represents a business that exclusively sells products or services that do not compete with products or services then marketed or intended to be marketed by the Employer, such contact shall be permissible.

         12. COMPLIANCE WITH LAW AND AMENDMENT BY COURT: If there is any conflict between any provision of this Agreement and any statue, law, regulation or judicial precedent, the latter shall prevail, but the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. If any part of this Agreement shall be held by a court of proper jurisdiction to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, but: (i) the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in an unconscionable injustice; and
(ii) the court shall amend the Agreement to the extent necessary to make the Agreement valid and enforceable.

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         13. FREEDOM FROM ENGAGEMENT RESTRICTIONS. Executive Employee represents and warrants that Executive Employee has not entered into any agreement, whether express, implied, oral, or written, that poses an impediment to the Executive Employee's employment by the Employer including the Executive Employee's compliance with the terms of this Agreement. In particular, the Executive Employee is not subject to a preexisting non-competition agreement, and no restrictions or limitations exist respecting the Executive Employee's ability to perform fully the Executive Employee's obligations to the Employer.

         14. THIRD PARTY TRADE SECRETS. During Executive Employee's employment, Executive Employee agrees not to copy, refer to, or in any way use information that is proprietary to any third party (including any previous employer). The Executive Employee represents and warrants that the Executive Employee has not improperly taken any documents, listings, hardware, software, discs, or any other tangible medium that embodies Proprietary Information from any third party, and that the Executive Employee does not intend to copy, refer to, or in any way use information that is proprietary to any third party in performing the Executive Employee's duties for the Employer.

         15. INJUNCTIVE RELIEF. Executive Employee acknowledges that a breach of this Agreement is likely to result in irreparable and unreasonable harm to Employer, that damages caused by a breach would be extremely difficult to calculate, and that injunctive relief, as well as damages, would be appropriate.

         16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Executive Employee, his/her heirs, executors, assigns, and administrators and shall inure to the benefit of the Employer, its successors, and assigns.

         17. WAIVER. No waiver of any of the provisions of this Agreement shall be deemed to, or shall constitute a waiver of, any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         18. GOVERNING LAW AND VENUE. Arizona law shall govern the construction and enforcement of this Agreement and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona, and each of the parties consents to the exclusive jurisdiction of such courts and waives any objection to jurisdiction or venue of such courts.

         19. CONSTRUCTION. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereof.

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         20.   NONDELEGABILITY  OF  EXECUTIVE  EMPLOYEE'S  RIGHTS  AND  EMPLOYER
ASSIGNMENT RIGHTS. The obligations, rights and benefits of Executive Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. Upon reasonable notice to Executive Employee, Employer may transfer Executive Employee to an affiliate of Employer, which affiliate shall assume the obligations of Employer under this Agreement. This Agreement shall be assigned automatically to any entity merging with or acquiring Employer or its business.

         21. SEVERABILITY. In the event any term or provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Agreement shall remain in full force and effect, and either
(a) the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it valid and enforceable or (b) if such a modification is not possible, this Agreement shall be interpreted as if such invalid or unenforceable provision were not a part hereof.

         22. ATTORNEYS' FEES. Except as otherwise provided herein, in the event any party hereto institutes an action or other proceeding to enforce any rights arising out of this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the non-prevailing party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

         23. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed duly given upon receipt if either personally delivered, sent by certified mail, return receipt requested, or sent by a nationally-recognized overnight courier service, addressed to the parties as follows:

        If to Employer:             SITEK, Inc.
                                    Attention: President/Chief Executive Officer
                                    1817 West 4th Street
                                    Tempe, Arizona 85281

        With a copy to:             Quarles & Brady
                                    Attention: David T.  Barton
                                    One East Camelback Road, Suite 400
                                    Phoenix, Arizona 85012

        If to Executive Employee:   ________________________

or to such other address as any party may provide to the other in accordance with this Section.

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
         24. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof (I.E., Executive Employee's employment by Employer) and supersedes all prior or contemporaneous understandings or agreements in regard thereto. No modification or addition to this Agreement shall be valid unless in writing, specifically referring to this Agreement and signed by all parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

EMPLOYER:                                    EXECUTIVE EMPLOYEE:
SITEK, Inc.,
an Arizona Corporation                       /s/ Gloria Zemla
                                             --------------------------
                                             Gloria Zemla
                                             Date:April 5, 1999

By: /s/ Don Jackson, Jr.                     Date: February 17, 1999
   ------------------------------
    Don Jackson Jr.
    Its President/Chief Executive Officer


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